EXHIBIT 99.1

Asbury Automotive Group, Inc.
Announces Plans to Increase Technician Workforce

DULUTH, Ga., March 16, 2015 /PRNewswire/ -- Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., is announcing an initiative to hire between 200 and 400 technicians over the next twelve to twenty-four months to meet potential growth opportunities in our parts and service business. We expect to have opportunities to expand both our quick service offerings as well as our traditional service offerings across all of our stores and collision centers to better serve the needs of our customers.
We intend to pursue these candidates through our working partnerships with local technical schools, community colleges, our vehicle manufacturer partners and the Asbury Technical Institute ("ATI"). With the graduation of its first class in September 2014, ATI is an internal training program where eligible technician candidates, including current employees, receive classroom and hands-on training to become qualified technicians. We plan to employ these graduates in our stores in the markets we serve.
We are excited about this initiative and continue to anticipate our parts and service gross profit growth rate percentage to be in the mid-single digits range for 2015.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 83 dealership locations, encompassing 104 franchises for the sale and servicing of 29 domestic and foreign brands of new vehicles. We also operate 25 collision repair centers and three standalone used vehicle stores. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's hiring needs and expectations, financial position, liquidity and results of operations and the scope, nature, timing and expected benefits of its initiative to hire additional technicians. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, Asbury’s ability to attract, develop and retain qualified technicians, shortages of qualified technicians in the industries in which Asbury operates, market factors, including demand for additional parts and service business to keep any additional technicians working at full capacity, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, Asbury's ability to execute its operational strategies and Asbury's ability to leverage gains from its dealership portfolio. There can be no guarantees that Asbury's plans for future operations, including its initiative to hire additional technicians, will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results discussed in this press release to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission (SEC) from time to time, including its most recent annual report on Form 10-K filed with the SEC on February 24, 2015 and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE Asbury Automotive Group, Inc.

PR Contact:
Kristi Griggs, Asbury Communications Liaison,
336-285-0210 Ext 105, pr@asburyauto.com

Investor Contact:
Matt Pettoni, VP & Treasurer,
770-418-8219, ir@asburyauto.com